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                                                                    EXHIBIT 99.4


                LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS

                           SECURUS TECHNOLOGIES, INC.

 OFFER TO EXCHANGE UP TO $154,000,000 OF ITS 11% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2011 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 11% SECOND-PRIORITY SENIOR SECURED
  NOTES DUE 2011 THAT WERE ISSUED ON SEPTEMBER 9, 2004 IN A TRANSACTION EXEMPT
                 FROM REGISTRATION UNDER THE SECURITIES ACT

                                                        __________________, 2005

To Registered Holders and Depository Trust Company Participants:

       Securus Technologies, Inc., a Delaware corporation (the "Company"), is offering upon the terms and conditions set forth in the Prospectus, dated __________________, 2005 (as the same may be amended from time to time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") up to $154,000,000 of its 11% Second-priority Senior Secured Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes") for an equal principal amount of its 11% Second-priority Senior Secured Notes Due 2011 issued in a private offering on September 9, 2004 (the "Old Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Old Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and will contain different administrative terms. Old Notes may only be tendered in integral multiples of $1,000.

         THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

         Enclosed herewith are copies of the following documents:

                  1.       Prospectus dated ________________, 2005;

                  2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

                  3.       Notice of Guaranteed Delivery;

                  4. Letter, to accompany the instruction form referred to in item 5 below, which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee; and

                  5. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner (which may be sent from your clients to you with such clients' instructions with regard to the Exchange Offer).

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., Eastern Time, on _____________________, 2005, unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (1) neither the person who signs the Letter of Transmittal nor any beneficial owner of Old Notes participating in the Exchange Offer is an affiliate (within the meaning of Rule 405 under the Securities Act) of the Company, or if such person is an affiliate of the Company, such person
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will comply with the registration and prospectus delivery requirements of the
Securities Act to the extent applicable, or with an exemption therefrom, (2) neither the person who signs the Letter of Transmittal nor any beneficial owner of Old Notes participating in the Exchange Offer is engaged in, nor intends to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (3) the person who signs the Letter of Transmittal and each beneficial owner of Old Notes participating in the Exchange Offer is acquiring the Exchange Notes in the ordinary course of their respective businesses.

         By tendering Old Notes and executing the Letter of Transmittal, each holder of Old Notes will also represent and agree that if it or a beneficial owner of Old Notes is a broker-dealer or if it or a beneficial owner of Old Notes is using the Exchange Offer to participate in a distribution of the Exchange Notes, such persons (1) could not under SEC policy as in effect on the date hereof rely on the position of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction and that such a resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by the holder of Old Notes in exchange for Old Notes acquired by the person executing the Letter of Transmittal or a beneficial owner of Old Notes directly from the Company.

         The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make certain representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 13 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the Exchange Agent, The Bank of New York Trust Company, N.A., at the address set forth in the Letter of Transmittal and the Prospectus.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU THE AGENT OF SECURUS TECHNOLOGIES, INC. OR THE BANK OF NEW YORK TRUST COMPANY, N.A. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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